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                                                                    EXHIBIT 99.4

                  CONSENT TO BE NAMED AS A PROPOSED DIRECTOR

  The undersigned, Bertram R. Zweig, hereby consents to being named as a proposed Director of Smith's Food & Drug Centers, Inc., a Delaware corporation (the "Company"), in the Registration Statement on Form S-3 (No. 333-01601) of the Company relating to the Company's Senior Notes due 2006, Senior Subordinated Notes due 2007, Cumulative Redeemable Exchangeable Preferred Stock and Subordinated Exchange Debentures due 2008, and all amendments thereto.

                                                   /s/ Bertram R. Zweig
                                          -------------------------------------
                                                       Bertram R. Zweig

Dated: April 12, 1996